EXHIBIT 16

January 7, 2008

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Lescarden Inc’s statements included under Item 4.01 of its Form 8-K filed on January 8, 2008, and we agree with such statements concerning our firm.

/S/ GOLDSTEIN GOLUB KESSLER LLP